Exhibit 5.1

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

TEL 215.665.8500

FAX 215.864.8999

www.ballardspahr.com

March 17, 2026

Board of Directors

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Neuronetics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the resale or distribution from time to time of up to 20,737,061 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company held by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”), which shares are currently outstanding. The shares of Common Stock may be issued and sold by the Selling Stockholders from time to time as set forth in the Registration Statement, any amendment thereto, and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, and (iii) the Amended and Restated Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents.

For the purposes of this opinion letter, we have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock under the Registration Statement: (a) the authorization thereof by the Company will not have been modified or rescinded; and (b) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

Based upon the assumptions set forth above, we are of the opinion that:

1.

The Company is a corporation validly existing and in good standing under the laws of the state of Delaware. Our opinion in this paragraph has been rendered with your understanding that we have relied solely as to the valid existence of the Company in the State of Delaware on a certificate of good standing dated March 16, 2026.

2.	The shares of Common Stock are validly issued, fully paid and nonassessable.

We express no opinion as to the law of any jurisdiction other than the federal securities laws of the United States and the laws of the State of Delaware.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the SEC and to reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Sincerely,

/s/ Ballard Spahr LLP

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